UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2013

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2397
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (818) 244-8080

N/A
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 3, 2013, PS Business Parks, Inc. (the “Company”) issued a press release announcing the election by the Board of Directors of the Company of Robert S. Rollo as a member of the Board of Directors of the Company, effective immediately.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Mr. Rollo, 66, served as a Senior Partner of Heidrick & Struggles, a leading international leadership advisory and executive search firm, in Los Angeles from 2006 until his retirement in 2012.  Mr. Rollo is a past trustee of the University of Southern California and is Chairman Emeritus of the Southern California Chapter of the National Association of Corporate Directors.

There is no arrangement or understanding pursuant to which Mr. Rollo was nominated or elected as a director, and there have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Rollo that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Mr. Rollo will receive compensation for services on the Board of Directors in the form and amounts payable to all outside members of the Board of Directors as described in our 2012 proxy statement.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1:                      Press release dated October 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: October 3, 2013

By:	/s/ Edward Stokx
Edward Stokx
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                      Description

99.1                      PS Business Parks, Inc. Election of New Director Press Release dated October 3, 2013